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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-78097) and related Prospectus of Global TeleSystems Group, Inc. and to the incorporation by reference therein of our report dated March 8, 1999, with respect to the consolidated financial statements and schedules of Global TeleSystems Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP



Vienna, Virginia


June 2, 1999